UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2024

BITECH TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27407	93-3419812
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address of principal executive offices, including zip code.)

(855) 777-0888

(Registrant’s telephone number, including area code.)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BTTC	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 8.01 below is hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 22, 2024, Bitech Technologies Corp. (the “Registrant”) has received and accepted the resignation of Greg Trimarche from the Registrant’s Board of Directors (the “Board”) and any and all Committees thereof. Mr. Trimarche’s decision to resign was not a result of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits

Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2024	BITECH TECHNOLOGIES CORPORATION

	By:	/s/ Benjamin Tran
	Name:	Benjamin Tran
	Title:	Chief Executive Officer